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                                                                       EXHIBIT B

                      REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") dated as of August 1, 2002 by and among Alternate Marketing Networks, Inc., a Delaware corporation (the "Company"), the Stockholders (as defined in that certain Amended and Restated Agreement and Plan of Reorganization, dated May 31, 2002, by and among the Company, Alternate Marketing Networks, Inc., a Michigan corporation, ALTM Combination Co., a Delaware corporation, Hencie, Inc., a Delaware corporation ("Hencie"), and certain stockholders of Hencie), and the officers, directors and ten percent stockholders of the Company as of the date hereof listed on Schedule A hereto (collectively, with the Stockholders, the "Holders").

                               RECITALS

     WHEREAS, the parties hereto desire to set forth the rights and obligations of the parties with respect to the registration of the Registrable Securities (as defined herein) pursuant to the Securities Act.

                              AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Definitions and Usage.

     As used in this Agreement:

     1.1  Definitions.

     "Agent" means the principal placement agent on an agented placement of Registrable Securities.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean (i) the common stock, par value $0.01 per share, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Holders" shall have the meaning set forth in the Recitals.

     "Majority Selling Holders" means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof)



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     "Piggyback Registration" shall have the meaning set forth in Section 3.

     "Register", "Registered", and "Registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

     "Registrable Securities" shall mean (i) the Shares; (ii) any shares of Common Stock hereafter acquired by any Holder or any of such Holder's affiliates; and (iii) any securities issued in exchange for shares identified in clauses (i) and (ii) in any merger or reorganization of the Company; provided, however, that Registrable Securities shall not include any Registrable Securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided further, the Company shall have no obligation under Sections 2 to register any Registrable Securities of a Holder if the Company shall deliver to the Holders requesting such registration an opinion of counsel reasonably satisfactory to such Holders and its counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder and an owner of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected and whether or not such right is currently exercisable.

     "Registrable Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

     "Registration Expenses" shall have the meaning set forth in Section 6.1.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Selling Holders" shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

     "Shares" shall mean the shares of Common Stock owned by the Holders on the date hereof that were not previously Registered or which are restricted because the Holder is an affiliate (as such term is defined in Rule 405 of Regulation C under the Securities Act) of the Company.

     "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".



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     "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

     "Violation" shall have the meaning set forth in Section 7.1.

     1.2  Usage.

          (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

          (ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Holder in a fiduciary capacity for customers of such Person.

          (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

          (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

          (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

          (vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

          (vii) The term "hereof" and similar terms refer to this Agreement as a whole.

          (viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 12.

     Section 2. Piggyback Registration.

     2.1 If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holders) equity securities under the Securities Act in a public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly (and in no event less than 30 days prior to an initial filing of a registration statement with the Commission with respect to such offering) give each Holder of Registrable Securities written notice of such registration, including an offer to include in such registration all Registrable Securities as each such Holder then owns (the "Piggyback Registration"). Upon the written request of each Holder given within 20 days following the date of receipt of such notice and offer, the



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Company shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered pursuant to the Piggyback Registration.

     2.2 If the Underwriters' Representative or Agent shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering or the market price of the Company's stock that is publicly traded, or the timing of such offering, then all selling security holders, including the Company, shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis, based on the estimated gross proceeds from the sale thereof, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect on such offering or such price.

     Section 3. Registration Procedures. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

     3.1 Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders, chosen by the Majority Selling Holders, copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Selling Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto.

     3.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 5.2. Subject to Rule 415 under the Securities Act, if the registration statement is a shelf registration, the Company shall use commercially reasonable efforts to amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for three years after its effective date, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Securities covered



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by such registration statement. Pending such amendment or supplement, each such
Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.

     3.3 Furnish to each Selling Holder, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

     3.4 Use the Company's commercially reasonable efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Majority Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     3.5 In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

     3.6 Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered).

     3.7 Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and other information referred to in
Section 8.1 and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12- month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.



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     3.8 Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

     3.9 Use the Company's commercially reasonable efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Majority Selling Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

     3.10 Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

     3.11 Use all commercially reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

     3.12 Use the Company's commercially reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.

     3.13 Take such other actions as are commercially and reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

     Section 4. Holders' Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:



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     4.1 Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration;

     4.2 Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Company and the Majority Selling Holders.

     Section 5. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

     5.1 The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registration pursuant to Section 2 for each Selling Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 7). Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all underwriting discounts and commissions attributable to the sale of such Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders) and the fees and disbursements of any counsel or other advisors or experts retained by such holders (which shall be paid by the Selling Holder(s) who retained such counsel, advisor or expert).

     5.2 Any failure of the Company to pay any Registration Expenses as required by this Section 5 shall not relieve the Company of its obligations under this Agreement.

     Section 6. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

     6.1 To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

          (a) Any untrue statement by the Company or alleged untrue statement of a material fact about the Company contained in a registration statement filed in accordance herewith, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

          (b) The omission or alleged omission to state therein a material fact about the Company required to be stated therein, or necessary to make the statements therein not misleading; or



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          (c) Any violation or alleged violation by the Company of the
Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification required by this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 6 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

     6.2 To the extent permitted by applicable law, each Selling Holder shall (severally but not jointly) indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 6.2 exceed the net proceeds from the applicable offering received by such Selling Holder.

     6.3 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the



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indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6 Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty
(30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

     6.4 If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this



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Section 6:

          (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.1 and Section 6.2 (including the limitation in Section 6.2 that in no event shall a Selling Holder be liable for any amount in excess of the net proceeds from the applicable offering received by such Selling Holder), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     6.5 If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6.4.

     6.6 The obligations of the Company and the Selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

     Section 7. Transfer of Registration Rights. The rights of a Holder hereunder may be Transferred to any Person in whole, but not in part, in connection with the Transfer to such Person; provided, however, that any such transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, and provided, further that the transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the transferor, name and address of the transferee, and the number of Registrable Securities which shall have been so Transferred.

     Section 8. Covenants of the Company. The Company hereby agrees and covenants as follows:



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     8.1  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act or, if the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

     8.2 The Company shall not grant to any Person (other than a Holder of Registrable Securities) any registration rights with respect to securities of the Company, or enter into any agreement, that would entitle the holder thereof to have securities owned by it included in a demand registration or shelf registration or otherwise restrict or impair the abilities of any Holder to transfer or register such Holder's Registrable Securities in accordance with this Agreement.

     Section 9. Amendment, Modification and Waivers, Further Assurances.

     9.1 This Agreement may be amended with the consent of the Company and written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities then outstanding. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities then outstanding.

     9.2 No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

     9.3 Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

     Section 10. Assignment Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor as permitted by Section 7. Each Holder may transfer its Registrable Securities and its rights and obligations under this Agreement to any affiliate of such Holder.

     Section 11. Miscellaneous.

     11.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HEREBY SUBMITS TO PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF TEXAS. SERVICE OF PROCESS ON THE PARTIES IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO THE PARTIES IN ACCORDANCE WITH
SECTION 11.2. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

     11.2 Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery as follows: (a) if to any Holder, at its last known address appearing on the books of the Company maintained for such purpose or as set forth in the relevant agreement in the form of Exhibit A whereby such party became bound by the provisions of this Agreement; and (b) if to the Company, at One Ionia, S.W. Suite 520, Grand Rapids, Michigan 49503 or at such other address as may be substituted by notice given as herein provided. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

     11.3 Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

     11.4 Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     11.5 Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

     11.7 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or enforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

     11.8 Filing. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.

     11.9 Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 6 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding or issuable by the Company, provided that any shares of Common Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

     11.10 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                   Remainder of Page Intentionally Left Blank.
                           Signature Pages to Follow.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


                             COMPANY:

                             Alternate Marketing Networks, Inc.,
                             a Delaware corporation


                             By: /s/ Adil Khan
                             Name: Adil Khan
                             Title: Chief Executive Officer

                   Remainder of Page Intentionally Left Blank.
                           Signature Pages to Follow.

                             STOCKHOLDERS:

                             K2 VC, Ltd., a Texas limited partnership

                             By: K2 VC Management, LLC, its General Partner


                             By: /s/ Adil Khan
                             Name: Adil Khan
                             Title: President


                             Hencie International, Inc., a Texas corporation


                             By: /s/ Adil Khan
                             Name: Adil Khan
                             Title: President


                             Lone Star Steel Company, a Delaware corporation


                             By: /s/
                             Name:
                             Title:


                             /s/ David Bender
                             Name: David Bender

                             /s/ David Bevins
                             Name: David Bevins

                             /s/ Jamal Rabani
                             Name: Jamal Rabani

                             /s/ Randall Reiners
                             Name: Randall Reiners

                             /s/ Richard Salpeter
                             Name: Richard Salpeter

                   Remainder of Page Intentionally Left Blank.
                            Signature Page to Follow.

                            OFFICER, DIRECTOR OR TEN PERCENT STOCKHOLDER:


                            By: /s/ Phillip D. Miller
                            Name: Phillip D. Miller
                            Title: Officer, Director, Ten Percent Stockholder


                            By: /s/ Sandra J. Smith
                            Name: Sandra J. Smith
                            Title: Officer


                            By: /s/ Frank O'Connell
                            Name: Frank O'Connell
                            Title: Officer


                            By: /s/ Brad Moore
                            Name: Brad Moore
                            Title: Director


                            By: /s/ Thomas Hiatt
                            Name: Thomas Hiatt
                            Title: Director


                            By: /s/ Stan Henry
                            Name: Stan Henry
                            Title: Director


                            By: /s/ Louis Sito
                            Name: Louis Sito
                            Title: Director

                   Remainder of Page Intentionally Left Blank.
                         Schedule and Exhibit to Follow.

                              SCHEDULE A

List of Officers, Directors, and Ten Percent Stockholders of the Company as of July 29, 2002


Name                  Title
Stan Henry            Director
Thomas Hiatt          Director
Phillip D. Miller     Officer, Director, Ten Percent Stockholder
Brad Moore            Director
Frank O'Connell       Officer
Louis Sito            Director
Sandra J. Smith       Officer

                                    EXHIBIT A

                          FORM OF AGREEMENT TO BE BOUND
                      BY THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being the transferee of [describe securities received by transferee], of Alternate Marketing Networks, Inc., a Delaware corporation (the "Company"), as a condition to the receipt of such securities, acknowledges that matters pertaining to the registration of the underlying Common Stock with respect to such securities is governed by the Registration Rights Agreement dated as of __________ ___, 2002 initially among the Company, and [Insert Transferor] (the "Agreement"), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.

               Agreed to this __ day of______________, ______________.




                    Address: